Exhibit 10.17

Confirmation Letter

Duowan Entertainment Information Technology (Beijing) Company (“Beijing Duowan”) and Beijing Tuda Science and Technology Company Limited (“Beijing Tuda”) have entered into an Exclusive Business Cooperation Agreement (the “Original Agreement”) on December 3, 2009. According to Section 2 of the Original Agreement, both parties confirm the fee rate and payment of services as follows:

1. Fee rate of services: Beijing Tuda shall, according to the Original Agreement, pay services fees to Beijing Duowan at the rate of not more than 100% of Beijing Tuda’s annual audited net income of each year.

2. Payment time: The time of paying services fees above shall be determined by Beijing Duowan according to actual situation. Beijing Tuda shall arrange payment after receiving written notice from Beijing Duowan.

3. This confirmation letter shall prevail should there be any inconsistency between the Original Agreement and this confirmation letter.

Party A: Duowan Entertainment Information Technology (Beijing) Company (Seal)

Signature:	/s/ Xueling Li
Name:	Xueling Li
Position:	Legal Representative/Authorized Representative

Party B: Beijing Tuda Science and Technology Company Limited (Seal)

Signature:	/s/ Jin Cao
Name:	Jin Cao
Position:	Legal Representative/Authorized Representative

Date: November 10, 2011

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